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                                 Exhibit 99.02


                            SCHEDULE OF MTBE LAWSUITS
                               as of March 3, 2004


                  PRINCIPAL PARTIES                             NAME OF COURT OR AGENCY            DATE INSTITUTED
----------------------------------------------------    ----------------------------------------   ---------------
CALIFORNIA

People of the State of California; Sacramento           Superior Court of California,              Sept. 30, 2003
  Groundwater Authority; et al. v. Unocal Corp.;        Sacramento County
  Ultramar Inc.; et al.

California American Water Co. v. Unocal Corp.;          Superior Court of California, Monterey     Sept. 30, 2003
  Ultramar Inc.; et al.                                 County

Martin Silver, et al. v. Alon USA Energy, Inc.;         Superior Court of California, San          Sept. 30, 2003
  Valero Energy Corp.; et al.                           Diego County (East County Division)

City of Fresno v. Chevron USA Inc.; Valero Refining     Superior Court of California, San           Oct. 22, 2003
  Company-California; et al.                            Francisco County

City of Riverside v. Atlantic Richfield Co.; Valero     Superior Court of California,               Oct. 17, 2003
  Energy Corp.; et al.                                  Riverside County

City of Roseville v. Atlantic Richfield Co.; Valero     Superior Court of California; Placer        Oct. 16, 2003
  Energy Corp.; et al.                                  County

D.J. Nelson Trust v. ARCO; Beacon Oil Corporation       Superior Court of California, San           Apr. 30, 2001
                                                        Francisco County

Orange County Water District v. Unocal Corp.;           Superior Court of California, Orange         May 6, 2003
  Ultramar, Inc.; et al.                                County

Quincy Community Services District v.Atlantic           Superior Court of California,               Nov. 7, 2003
  Richfield Company; Ultramar Inc.; et al.              Sacramento County

CONNECTICUT

Canton Board of Education, et al. v. Amerada Hess       Connecticut Superior Court, Judicial       Sept. 30, 2003
  Corp.; Valero Energy Corp.; et al                     District of Hartford

Childhood Memories v. Amerada Hess Corp.; Valero        Connecticut Superior Court, Judicial       Sept. 30, 2003
  Energy Corp.; et al.                                  District of Litchfield

Columbia Board of Education, et al. v. Amerada Hess     Connecticut Superior Court, Judicial       Sept. 30, 2003
  Corp.; Valero Energy Corp.; et al.                    District of Tolland

American Distilling and Manufacturing Co., Inc. v.      Connecticut Superior Court, Judicial        Oct. 22, 2003
  Amerada Hess Corp.; Valero Energy Corp.; et al.       District of Middlesex at Middletown

Town of East Hampton v. Amerada Hess Corp.; Valero      Connecticut Superior Court, Judicial        Oct. 22, 2003
  Energy Corp.; et al.                                  District of Middlesex at Middletown

Our Lady of Rosary Chapel v. Amerada Hess Corp;         Connecticut Superior Court, Judicial        Oct. 22, 2003
  Valero Energy Corp.; et al.                           District of Middlesex at Middletown

United Water Connecticut, Inc. v. Amerada Hess Corp.;   Superior Court; Judicial District of        Nov. 6, 2003
  Valero Energy Corp.; et al.                           Fairfield at Bridgeport, Connecticut

FLORIDA

Escambia County Utilities Authority v. Adcock           Circuit Court of Escambia County,           Oct. 24, 2003
  Petroleum Inc.; Valero Energy Corp.; et al.           Florida
  (have courtesy copy; Valero entities have not yet
  been served)

ILLINOIS

Village of East Alton; et al. v. Amerada Hess Corp.;    3rd Judicial Circuit Court, Madison        Sept. 30, 2003,
  Valero Energy Corp. et al.                            County, Illinois                         Dismissed Nov. 26,
                                                                                                        2003

                  PRINCIPAL PARTIES                             NAME OF COURT OR AGENCY            DATE INSTITUTED
----------------------------------------------------    ----------------------------------------   ---------------
Misukonis v. Alon USA Energy, Inc.; Ultramar Inc.; et   Circuit Court of Madison County,           Oct. 27, 2003,
  al.                                                   Illinois                                  Dismissed per 4th
                                                                                                  Amended Complaint
                                                                                                    Nov. 17, 2003

City of Crystal Lake, et al. v. Amerada Hess Corp.;     Circuit Court of Cook County, Illinois      Nov. 18, 2003
  Valero Energy Corp.; et al.

INDIANA

City of Rockport v. Amerada Hess Corp.; Valero          Spencer Circuit Court; Spencer County,      Oct. 24, 2003
  Marketing and Supply Co.; et al.                      Indiana

City of Mishawaka v. Amerada Hess Corp.; Valero         St. Joseph Circuit Court; St. Joseph        Nov. 18, 2003
  Energy Corp.; et al.                                  County, Indiana

North Newton School Corporation  v. Amerada Hess        Newton Circuit Court; Newton County,        Nov. 20, 2003
  Corp.; Valero Energy Corp.; et al.                    Indiana

City of South Bend v. Amerada Hess Corp.; Valero        St. Joseph Circuit Court; St. Joseph        Nov. 20, 2003
  Energy Corp.; et al.                                  County, Indiana

Town of Campbellsburg, Indiana v. Amerada Hess Corp;    Washington Circuit Court; Washington        Jan. 12, 2004
  Valero Energy Corporation, et al.                     County, Indiana
  (have courtesy copy of complaint; Valero entities
  have not yet been served)

IOWA

City of Galva; et al. v. Amerada Hess Corp; Valero      Polk County, Iowa                          Sept. 30, 2003
  Energy Corp.; et al.
  (have courtesy copy of complaint; Valero entities
  have not yet been served)

KANSAS

Chisholm Creek Utility Authority v. Alon USA Energy,    District Court; Sedgwick County, Kansas     Nov. 14, 2003
  Inc.; Valero Energy Corp.; et al.
  (have courtesy copy of complaint; Valero entities
  have not yet been served)

City of Bel Aire, County of Sedgwick Water Authority    District Court; Sedgwick County, Kansas     Nov. 14, 2003
  v. Alon USA Energy, Inc.; Valero Energy Corp.; et
  al.
  (have courtesy copy of complaint; Valero entities
  have not yet been served)

City of Dodge City, Kansas v. Alon USA Energy, Inc.;    District Court; Sedgwick County, Kansas     Nov. 14, 2003
  Valero Energy Corp.; et al.
  (have courtesy copy of complaint; Valero entities
  have not yet been served)

City of Park City, Kansas v. Alon USA Energy, Inc.;     District Court; Sedgwick County, Kansas     Nov. 18, 2003
  Valero Energy Corp.; et al.
  (have courtesy copy of complaint; Valero entities
  have not yet been served)

LOUISIANA

City of Marksville v. Alon USA Energy, Inc.; Ultramar   District Court; Parish of Voyelles          Dec. 18, 2003
  Inc.; et al.                                          Louisiana
  (have courtesy copy of complaint; Valero entities
  have not yet been served)

                  PRINCIPAL PARTIES                             NAME OF COURT OR AGENCY            DATE INSTITUTED
----------------------------------------------------    ----------------------------------------   ---------------
Town of Rayville v. Alon USA Energy, Inc.; Ultramar     Richland County, Louisiana                  Jan. 15, 2004
  Inc.; et al.
  (have courtesy copy of complaint; Valero entities
  have not yet been served)

MASSACHUSETTS

Town of Chelmsford; Brimfield Housing Authority; et     Massachusetts Superior Court, Suffolk      Sept. 30, 2003
  al. v. Amerada Hess Corp.; Valero Energy Corp.; et    County
  al.

NEW HAMPSHIRE

New Hampshire v. Amerada Hess Corp.; Valero Energy      New Hampshire Superior Court,              Sept. 30, 2003
  Corp.; et al.                                         Merrimack County

City of Portsmouth v. Amerada Hess Corp.; Valero        Superior Court; Rockingham County, New      Oct. 24, 2003
  Energy Corp.; et al.                                  Hampshire

City of Dover v. Amerada Hess Corp.; Valero Energy      Superior Court; Strafford County, New       Nov. 19, 2003
  Corp.; et al.                                         Hampshire

NEW JERSEY

New Jersey American Water Co., Inc., et al. v.          Superior Court of New Jersey; Law           Oct. 24, 2003
  Amerada Hess Corp; Valero Energy Corp.; et al.        Division; Middlesex County, New Jersey

NEW YORK

County of Nassau v. Amerada Hess Corp.; Valero          Supreme Court of New York, New York        Sept. 30, 2003
  Marketing and Supply Co.; et al.                      County

Incorporated Village of Mineola, et al. v. Atlantic     Supreme Court of New York; New York        Sept. 30, 2003
  Richfield Co.; Valero Marketing and Supply Company;   County
  et al.

West Hempstead Water District v. Atlantic Richfield     Supreme Court of New York; New York        Sept. 30, 2003
  Co.; Valero Marketing and Supply Company; et al.      County

Carle Place Water District v. Atlantic Richfield Co.;   Supreme Court of New York; New York        Sept. 30, 2003
  Valero Marketing and Supply Company; et al.           County

Town of Southampton v. Atlantic Richfield Co.; Valero   Supreme Court of New York; New York        Sept. 30, 2003
  Marketing and Supply Company; et al.                  County

Village of Hempstead v. Atlantic Richfield Co.;         Supreme Court of New York; New York        Sept. 30, 2003
  Valero Marketing and Supply Company; et al.           County

Town of East Hampton v. Atlantic Richfield Co.;         Supreme Court of New York; New York        Sept. 30, 2003
  Valero Marketing and Supply Company; et al.           County

Westbury Water District v. Atlantic Richfield Co.;      Supreme Court of New York; New York        Sept. 30, 2003
  Valero Marketing and Supply Company; et al.           County

Water Authority of Western Nassau v. Atlantic           Supreme Court of New York; New York         Oct. 1, 2003
  Richfield Co.; Valero Marketing and Supply Company;   County
  et al.

Long Island Water Company v Amerada Hess; Valero        Supreme Court of New York; New York         Oct. 1, 2003
  Marketing and Supply Company; et al.                  County

Water Authority of Great Neck North v. Amerada Hess;    Supreme Court of New York; Nassau           Oct. 15, 2003
  Valero Marketing and Supply Company; et al.           County

Suffolk County Water Authority, et al. v. Amerada       United States District Court, Eastern        May 6, 2002
  Hess Corp.; Valero Marketing and Supply Company; et   District of New York
  al.

                  PRINCIPAL PARTIES                             NAME OF COURT OR AGENCY            DATE INSTITUTED
----------------------------------------------------    ----------------------------------------   ---------------
Port Washington Water District v. Amerada Hess Corp.;   Supreme Court; Nassau County, New York      Nov. 7, 2003
  Valero Energy Corp.; et al.

Incorporated Village of Sands Point v. Amerada Hess     Supreme Court; Nassau County, New York      Nov. 4, 2003
  Corp.; Valero Energy Corp.; et al.

City of New York v. Amerada Hess Corp.; Ultramar        Supreme Court; Queens County, New York      Oct. 31, 2003
  Inc.; et al.

James & Christina Robertson; et al. v. Amoco Oil Co.;   Supreme Court of New York; Dutchess         Oct. 18, 2002
  Valero Energy Corp.; et al.                           County

PENNSYLVANIA

Pennsylvania Suburban Water Company v. Sunoco, Inc.;    Court of Common Pleas; Delaware             Nov. 26, 3004
  Valero Marketing and Supply Co.; et al.               County, Pennsylvania

VERMONT

Town of Hartland, County of Windsor, Vermont v.         U.S. District Court; Windsor County,        Nov. 18, 2003
  Amerada Hess Corp.; Valero Energy Corp.; et al.       Vermont

Craftsbury Fire District #2 v. Amerada Hess Corp.;      State of Vermont; County of Orleans         Jan. 8, 2004
  Valero Energy Corp.; et al.

VIRGINIA

Patrick County School Board v. Amerada Hess Corp.;      Circuit Court; Patrick County, Virginia     Oct. 30, 2003
  Valero Energy Corp.; et al.
  (have courtesy copy of complaint; Valero entities
  have not yet been served)

Buchanan County School Board v. Amerada Hess Corp.;     Circuit Court; Buchanan County,             Nov. 10, 2003
  Valero Energy Corp.; et al.                           Virginia
  (have courtesy copy of complaint; Valero entities
  have not yet been served)

Greensville County Water & Sewer Authority and County   Circuit Court; Greensville County,         Unknown; Valero
  of Greensville v. Amerada Hess Corp.; Valero Energy   Virginia                                  entities have not
  Corp.; et al.                                                                                    yet been served
  (have courtesy copy of complaint; Valero entities
  have not yet been served)

WEST VIRGINIA

Town of Matoaka, West Virginia, Matoaka Water System    Circuit Court; Mercer County, West          Jan. 20, 2004
  v. Amerada Hess Corp.; Valero Energy Corp.; et al.    Virginia